UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 28, 2006

HUB INTERNATIONAL LIMITED

(Exact name of Registrant as specified in its charter)

Canada

(State or Other Jurisdiction of Incorporation)

1-31310	36-4412416
(Commission File Number)	(I.R.S. Employer Identification Number)

55 East Jackson Boulevard, Chicago, Illinois 60604 (877) 402-6601

(Address of principal executive offices and telephone number, including area code)

n/a

(Former name or former Address, if changed since last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13c-4(c))

Item 3.02. Unregistered Sales of Equity Securities.

On June 28, 2006, Hub International Limited (“Hub”) issued 2,290,442 common shares in exchange for $35 million aggregate principal amount of 8.75% subordinated convertible debentures (the “Debentures”). Hub did not receive any cash consideration in connection with the issuance of common shares. The common shares were issued in reliance on the exemption from registration under section 3(a)(9) of the Securities Act of 1933, as amended, as the common shares were issued to existing security holders in exchange for the Debentures, which were held by such existing security holders and no commission or other remuneration was paid or given directly or indirectly for soliciting the exchange. The Debentures were issued in June 2001 and were to have matured as of June 28, 2007. Under the terms of the Debentures, Hub had the right to cause the conversion of the Debentures at a price of C$17.00 per common share if the weighted average closing price of Hub’s common shares on the Toronto Stock Exchange equaled or exceeded C$19.00 per share for 20 consecutive trading days preceding June 28, 2006.

Item 7.01. Regulation FD Disclosure

On June 29, 2006, Hub issued a press release announcing that it had issued 2,290,442 common shares in exchange for $35 million aggregate principal amount of 8.75% subordinated convertible debentures. A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

The foregoing information, including the information contained in the press release attached as Exhibit 99.1, is being furnished pursuant to Item 7.01 of Form 8-K and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended.

EXHIBIT INDEX

Exhibit	Description
99.1	Press Release dated June 29, 2006.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 30, 2006

HUB INTERNATIONAL LIMITED

By:	/s/ Marianne Paine
Name:	Marianne Paine
Title:	Chief Legal Officer